UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MTS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-1831724
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

14000 Technology Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

MTS SYSTEMS CORPORATION 2006 STOCK INCENTIVE PLAN
(Full title of the plan)

Sidney W. Emery, Jr.	Copy to:
Chairman, Chief Executive Officer and President	John R. Houston, Esq.
MTS Systems Corporation	Robins, Kaplan, Miller & Ciresi L.L.P.
14000 Technology Drive	2800 LaSalle Plaza
Eden Prairie, Minnesota 55344	800 LaSalle Avenue
(Name and address of agent for service)	Minneapolis, Minnesota 55402

(952) 937-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock, $.25 par value	2,500,000 shares	$33.32	$83,300,000	$8,914.00

(1)	Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on July 24, 2006 as reported by the Nasdaq Stock Market.

PART I

        As permitted by and pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

PART II

Item 3.   Incorporation of Documents by Reference.

        The following documents have been filed by MTS Systems Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) and are incorporated in this by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended October 1, 2005.

The Registrant’s Form 10-K/A for the year ended October 1, 2005.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2005 and April 1, 2006.

The Registrant’s Current Report on Form 8-K filed on November 22, 2005, December 23, 2005, January 9, 2006, January 26, 2006, February 7, 2006, April 3, 2006, April 26, 2006 and July 26, 2006.

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), since October 1, 2005.

(c)	The description of the Registrant’s capital stock under the heading “Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock—Description of MTS Common Stock” contained in the Registrant’s Registration Statement filed on Form S-4 (333-77277), filed with the Commission on April 28, 1999.

        All documents hereafter filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

        Not applicable.

Item 5.   Interests of Named Experts and Counsel.

        John R. Houston, Secretary of the Registrant, is a partner of Robins, Kaplan, Miller & Ciresi L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

Item 6.   Indemnification of Directors and Officers.

        Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of acts or omissions performed in his or her official capacity as an officer, director, employee or agent of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

        (a)    has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;

        (b)    acted in good faith;

        (c)    received no improper personal benefit and Section 302A.255 of the MBCA (regarding conflicts of interest), if applicable, has been satisfied;

        (d)    in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

        (e)    in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

        In addition, Section 302A.521, subd. 3, of the MBCA requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys’ fees) incurred by a person in advance of the final disposition of a proceeding, (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the requirements for indemnification set forth above have been met as well as a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation, if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification under this section.

        As permitted by Section 302A.251 of the MBCA, Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) for paying a dividend or approving a stock repurchase in violation of Section 302A.559 of the MBCA or for violating the securities registration or anti-fraud provisions of Section 80A.23 of the MBCA; (4) for any transaction from which the director derived an improper personal benefit; or (5) for any act or omission occurring prior to the date when the provision becomes effective.

        Article X of the Registrant’s Amended and Restated Articles of Incorporation provide that the provision of Article X shall not be deemed to limit or preclude indemnification of a director by the Registrant for any liability of a director which has not been eliminated by the provisions of Article X.

        The Registrant’s Amended and Restated Articles of Incorporation further provide that if the Minnesota Statutes is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the amended Minnesota Statutes.

Item 7.   Exemption from Registration Claimed.

        Not applicable.

Item 8.   Exhibits.

        The following are filed as exhibits to this Registration Statement on Form S-8:

Exhibit Number	Description

4.1	MTS Systems Corporation 2006 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).

5.1	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the shares of Common Stock being registered (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

99.1	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Directors (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).

99.2	Uniform Terms and Conditions Applicable to Restricted Stock (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).

Item 9.   Undertakings.

        (a)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”);

            (ii)        to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

            (iii)        to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that:

            (A)        paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement; and paragraphs (i) and (ii), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement;

            (B)        paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

            (2)        That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (c)        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on July 28, 2006.

MTS SYSTEMS CORPORATION

By:	/s/ SIDNEY W. EMERY, JR.
Sidney W. Emery, Jr. Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

        We, the undersigned officers and directors of MTS Systems Corporation hereby constitute and appoint Sidney W. Emery, Jr. and Susan E. Knight, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ SIDNEY W. EMERY, JR.	Chairman, Chief Executive Officer and President	July 28, 2006
Sidney W. Emery, Jr.

/s/ SUSAN E. KNIGHT	Chief Financial Officer and Vice President	July 28, 2006
Susan E. Knight

/s/ JEAN-LOU CHAMEAU	Director	July 28, 2006
Jean-Lou Chameau

/s/ MERLIN E. DEWING	Director	July 28, 2006
Merlin E. Dewing

/s/ BRENDAN C. HEGARTY	Director	July 28, 2006
Brendan C. Hegarty

/s/ LOIS M. MARTIN	Director	July 28, 2006
Lois M. Martin

/s/ BARB J. SAMARDZICH	Director	July 28, 2006
Barb J. Samardzich

/s/ LINDA HALL WHITMAN	Director	July 28, 2006
Linda Hall Whitman

EXHIBIT INDEX

Exhibit Number	Description

4.1	MTS Systems Corporation 2006 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).

5.1	Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the shares of Common Stock being registered (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

99.1	Form of Notice of Grant of Restricted Stock and Restricted Stock Agreement for Directors (incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).

99.2	Uniform Terms and Conditions Applicable to Restricted Stock (incorporated by reference to Exhibit 99.3 of the Registrant’s Current Report on Form 8-K as filed on February 7, 2006, File No. 000-02382).